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                                                               EXHIBIT (h)(7)(d)

                               AMENDMENT NO. 3 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
        The United States Life Insurance Company in the City of New York
                  American General Equity Services Corporation

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), The United States Life Insurance Company in the City of New York (the "Company" or "you"), and American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated September 5, 2003 (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                   AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule D of the Agreement is deleted and replaced in its entirety with the Schedule D attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of July 1, 2008.

The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
                                        PRODUCTS TRUST
     Only on behalf of
     each Portfolio listed
     on Schedule C of
     the Agreement.
                                        By:
                                            ------------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Vice President

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The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Thomas Regner
                                        Title: Senior Vice President

The Company:                            THE UNITED STATES LIFE INSURANCE COMPANY
                                        IN THE CITY OF NEW YORK


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title: Senior Vice President

     [Corporate Seal]                   Attest:
                                                --------------------------------
                                        Name: Lauren W. Jones
                                        Title: Assistant Secretary


Distributor for the Company:            AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Mark R. McGuire
                                        Title: Senior Vice President

     [Corporate Seal]                   Attest:
                                                --------------------------------
                                        Name: Lauren W. Jones
                                        Title: Assistant Secretary

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                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

1. Platinum Investor PLUS VUL
2. Platinum Investor Survivor II VUL
3. Platinum Investor Survivor VUL
4. Platinum Investor VUL
5. Platinum Investor Immediate VA
6. Platinum Investor VIP VUL
7. AIG Protection Advantage VUL

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